140 Corporation                    EKM Corporation
147 Corporation                    Fern Corporation
150 Corporation                    Franklin 850 Corporation
1690 Lex. Corp.                    Greenvale Enterprises Corp.
2911 Corporation                   Hadley Corporation
47 Boundary Corp.                  HHKM Realty Corp.
521 W. 146 Corp.                   HJA Realty Corporation
627 Second Corp.                   HJB Corporation
629 Second Corp.                   HJM Corporation
747 Middleneck Corp.               HJSC Corporation
860 Franklin Associates, Inc       HR-Twenty Corp.
9 Park Place Corp.                 Ives Corporation
95 Perry Corp.                     JKM Corporation
AFP Financial Corp.                K-South Corp.
AFP Five Corp.                     Kentile Inc.
AFP Four Corp.                     Kings County Corp.
AFP One Corp.                      L C Corporation
AFP Realty Corp.                   Land & Leases Corp.
AFP Six Corp.                      Madison Corporation
AFP Technologies, Inc.             Melancon Corporation
AFP Three Corp.                    Metex Corporation
AFP Transformers, Inc.             Metex Enviroco Corp.
AFP Two Corp.                      Metex Export Corporation
AKM Corp.                          Metex International Sales Corp.
Alba Corporation                   Metex Liquidation Co., Inc.
Ancom Electromagnetique, Ltd.      Nemo Acquisition Corp.
Atwill Corporation                 Northbrook Entereprises Corp.
Avalon Corp.                       Northwood Corporation
Beekman Corp.                      PDK Corporation
Belmont Corporation                Pine Equities Corporation
BKM Corp.                          Prospect Center Corp.
BPI Corp.                          RBS Realty Corporation
Busch Realty Corp.                 Schuller Corporation
C.P. Manufacturing, Inc.           Second CEW Properties, Inc.
Cambreleng Corp.                   Sunrise Equities Corp.
Cedar Enterprises Corp.            Sutton Realty Corporation
CEW Properties, Inc.               Third CEW Properties, Inc.
Cleethorpes Properties, Inc.       Toledo Corporation
Clinton-Bush Corp.                 Tri-Mart Corporation
Cortland Enterprises Corp.         Twenty-M Corporation
Culver Corporation                 Twin II  Realty Corporation
D&M/Chu Technology, Inc.           Various Equities Corp.
Dallas Enterprises Corp.           Waverly Corporation
Del-Metex Corporation              Wellford Corporation
Dorne & Margolin, Inc.             West 145 Corporation
Eastside Corporation
EBMO Corporation